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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): June 21, 1994


             The Stanley Works
          (Exact name of registrant as specified in charter)


  Connecticut            1-5224            06-058860
(State or other       (Commission       (IRS Employer
jurisdiction of       File Number)      Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053

(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(203) 225-5111




                         Not Applicable
(Former name or former address, if changed since last report)




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     Item 5.   Other Events.


           1. On June 21, 1994, the Registrant issued a press release.

           Attached as Exhibit (21)(i) is a copy of the Registrant's press release. This Exhibit is incorporated herein by reference.


     Item 7.   Financial Statements, Pro Forma Financial
               Information and Exhibits.


               (21)(i)   Press release dated June 21, 1994
                         announcing the sale of Company-owned
                         Taylor Rental Stores.













































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                                   SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized



                              THE STANLEY WORKS



                              By: Stephen S. Weddle
                              Name:  Stephen S. Weddle
                              Title: Vice President, General
                                        Counsel and Secretary



Date:  June 23, 1994


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                                                          Exhibit (21)(i)





FOR IMMEDIATE RELEASE                                       June 21, 1994



STANLEY COMPLETES SALE OF COMPANY-OWNED TAYLOR RENTAL STORES


New Britain, Connecticut...The Stanley Works announced today that it has completed the sale of its Taylor Rental Corporation company-owned stores to General Rental L.P. headquartered in Chicago, Illinois. Terms of the sale were not disclosed.

In June of 1993, Stanley announced the sale of its 228 Taylor
Rental Center franchise locations to SERVISTAR Corporation of Butler, PA. At the same time, the company stated that it was also planning to offer the 65 company-owned stores for sale.

According to Robert Bobb, General Partner of General Rental L.P., the stores will continue to do business as Taylor Rental Centers, under a license agreement from SERVISTAR.

R. Alan Hunter, President and Chief Operating Officer of The
Stanley Works commented, "We are very pleased to complete this transaction. It concludes the second phase of our plan to sell both business units of Taylor Rental. I am confident that the hard work of the dedicated group of store managers and employees will continue to serve these Taylor Rental Centers well under the new ownership."

Mr. Hunter continued, "Stanley's corporate focus is to capitalize on our strengths as a world-class manufacturer and marketer of tools, hardware and specialty hardware for home improvement, consumer, industrial and professional use. We are concentrating our efforts on continued growth for these product categories and customers through our initiatives in existing worldwide markets and by stretching our geographic reach into the emerging, high-potential markets of Asia and Eastern Europe."


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CONTACT:  Patricia McLean
          Manager, Corporate Communications
          (203) 827-3833